As filed with the Securities and Exchange Commission on April 6, 2004

Registration No. 333-114046

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Pre-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIBERNET TELECOM GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-2255974 (I.R.S. Employer Identification No.)

570 Lexington Avenue

New York, New York 10022

(212) 405-6200

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Michael S. Hubner

Vice President-General Counsel

570 Lexington Avenue

New York, New York 10022

(212) 405-6200

(Address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Todd. E. Mason, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

666 Third Avenue

New York, NY 10017

(212) 935-3000

Approximate date of commencement of proposed sale to public: from time to time, following the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

Calculation of Registration Fee

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee*

Common Stock	11,684,000	$1.33	$15,539,720	$1,968.88

NOTES TO FEE TABLE:

(1)	Includes 9,764,000 shares of outstanding common stock, par value $0.001 per share, and 1,920,000 shares of common stock issuable on exercise of outstanding warrants.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, and based on the average of the high and low sales prices of the registrant’s common stock reported on the Nasdaq SmallCap Market on March 26, 2004.
*	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	EXHIBITS

The following exhibits are filed with this registration statement, or incorporated by reference as noted:

No.	Description

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the registrant, regarding legality.*

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., included in Exhibit 5.1.*

24.1	Power of attorney, included in the signature page of this registration statement.**

*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 6, 2004.

FIBERNET TELECOM GROUP, INC.

By:	/s/ Michael S. Liss

Michael S. Liss President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael S. Liss Michael S. Liss	Chairman, President and Chief Executive Officer (principal executive officer)	April 6, 2004

/s/ Jon A. DeLuca Jon A. DeLuca	Senior Vice President – Finance and Chief Financial Officer (principal financial and accounting officer)	April 6, 2004

* Timothy P. Bradley	Director	April 6, 2004

* Oskar Brecher	Director	April 6, 2004

* Roy (Trey) D. Farmer III	Director	April 6, 2004

* Robert E. La Blanc	Director	April 6, 2004

* Charles J. Mahoney	Director	April 6, 2004

* Richard E. Sayers	Director	April 6, 2004

By:	/s/ Michael S. Liss

as attorney-in-fact